UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report April 8, 2014

iMedicor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On April 8, 2014, the Board of Directors of iMedicor, Inc. (the “Company”) announced that it had appointed Srini Vasan to the position of Chief Technology Officer and as a member of the Executive Management Team of the Company.  Mr. Vasan had previously held the title of Senior Vice President of Technology.

Mr. Vasan is a seasoned technologist with over 20 years of broad experience in design, development and management of software products, including healthcare IT services that enable fast, secure and efficient clinical records access, communication and collaboration between healthcare professionals and patients. Mr. Vasan is responsible for all technology development and systems architecture efforts at iMedicor.

Mr. Vasan has a Masters degree in Mechanical Engineering from IIT, Madras and a Bachelor of Science degree in Mechanical Engineering from BITS, Pilani.

Item 9.01, Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release Announcing Appointment of Srini Vasan to Position of Chief Technology Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iMedicor, Inc.
(Registrant)

By:	/s/ Robert McDermott
Robert McDermott
President and
Chief Executive Officer